                                 EXHIBIT e.(iv)

                              Amendment Number 3 to
                        Principal Underwriting Agreement

                              AMENDMENT NUMBER 3 TO
                        PRINCIPAL UNDERWRITING AGREEMENT


         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and Hartford Series Fund, Inc. dated January 22, 1998, as amended (the "Agreement"), Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund are hereby included as additional Funds. All provisions in the Agreement shall also apply to Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 26th of December, 2000.


                           HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.


                           By:  /s/ Peter W. Cummins
                                -----------------------------------------------
                                    Peter W. Cummins
                                    Senior Vice President


                           HARTFORD SERIES FUND, INC.
                           on behalf of:
                           Hartford Global Communications HLS Fund
                           Hartford Global Financial Services HLS Fund
                           Hartford Growth HLS Fund


                           By:  /s/ David M. Znamierowski
                                -----------------------------------------------
                                    David M. Znamierowski
                                    President